EXECUTION COPY

AMENDMENT NO. 2

AMENDMENT NO. 2, dated as of August 9, 2006 (“Amendment”), to the Second Amended and Restated Flow Seller’s Warranties and Servicing Agreement, dated as of January 1, 2006, as amended by Amendment No. 1 dated as of July 24, 2006 and as further amended, modified and supplemented from time to time (the “Purchase and Servicing Agreement”), between GOLDMAN SACHS MORTGAGE COMPANY (the “Purchaser”) and NATIONAL CITY MORTGAGE CO. (the “Company”).

RECITALS

WHEREAS, the parties hereto have entered into the Purchase and Servicing Agreement;

WHEREAS, the parties hereto desire to modify the Purchase and Servicing Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Defined Terms. Unless otherwise defined herein, terms defined in the Purchase and Servicing Agreement are used herein as therein defined.

2.  Amendments.

(a)  The cover page of the Purchase and Servicing Agreement is hereby amended by deleting the reference to “Adjustable Rate Pools” in its entirety and replacing it with “Fixed and Adjustable Rate Pools”

(b)  The fourth and fifth recitals to the Purchase and Servicing Agreement is hereby amended by deleting recital in its entirety and replacing them with the following language:

WHEREAS, the Purchaser and the Company are parties to that certain First Amended and Restated Flow Seller’s Warranties and Servicing Agreement, dated as of May 1, 2003, as amended (the “Original Agreement”), pursuant to which the Company will make adjustable rate Mortgage Loans which meet the applicable provisions of the Company Guide, and the Purchaser will, from time to time, purchase such Mortgage Loans from the Company, provided the parties agree on the price, date and other conditions or considerations as set forth in this Agreement;

WHEREAS, the Purchaser and the Company wish to prescribe the terms and manner of purchase by the Purchaser and sale by the Company of fixed and adjustable rate Mortgage Loans, and the management and servicing of such Mortgage Loans by the Company, as the servicer, in this Agreement; and

(c)  Section 1 of the Purchase and Servicing Agreement is hereby amended by deleting the definitions of Index, Interest Rate Adjustment Date, Lifetime Rate Cap, Mortgage Loan, Mortgage Loan Schedule and Periodic Rate Cap in their entirety and replacing them with the following definitions:

Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum set forth on the Mortgage Loan Schedule.

Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum Mortgage Interest Rate thereunder, as specified for each Mortgage Loan in the Mortgage Loan Schedule. The Mortgage Interest Rate during the terms of each Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

Mortgage Loan: An individual Fixed Rate Mortgage Loan or Adjustable Rate Mortgage Loan which is the subject of this Agreement, each such Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Schedule: A schedule of Mortgage Loans prepared and identified on each Closing Date, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company’s Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence or planned unit development; (4) the purpose of the Mortgage Loan; (5) the current Mortgage Interest Rate; (6) the Payment; (7) the original term to maturity; (8) the scheduled maturity date (and, if different, the stated maturity date indicated on the Mortgage Note on its date of origination); (9) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (10) the Loan-to-Value Ratio; (11) the due date of the Mortgage Loan; (12) whether the Mortgage Loan is insured by a Primary Mortgage Insurance Policy; (13) the CPI twelve month pay string; (14) a field indicating whether such Mortgage Loan is a Home Loan and (15) With respect to each Adjustable Rate Mortgage Loan, (a) the first Interest Rate Adjustment Date and the Interest Rate Adjustment Date frequency, (b) the gross margin, (c) the Lifetime Rate Cap under the terms of the Mortgage Note, (d) the minimum Mortgage Interest Rate under the terms of the Mortgage Note, (e) the Periodic Rate Cap; (f) the first Interest Rate Adjustment Date immediately following the related Cut-off Date, and (g) the Index on which the Mortgage Interest Rate is based.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

(d)  Section 1 of the Purchase and Servicing Agreement is hereby amended by adding the following definitions:

Adjustable Rate Mortgage Loan: A Mortgage Loan purchased pursuant to this Agreement, the Mortgage Interest Rate of which is adjusted from time to time in accordance with the terms of the related Mortgage Note.

Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

(e)  Subsection 3.2(xv) of the Purchase and Servicing Agreement is hereby amended by deleting the existing subsection in its entirety and replacing it with the following sentence:

(xv) Title Insurance.

The Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (xi) of this Section 3.2, and, with respect to each Adjustable Rate Mortgage Loan against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustments to the Mortgage Interest Rate and Monthly Payment; provided, however, that in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, the Mortgage Loan is the subject of an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance. The Company is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(f)  Subsection 3.2(xxix) of the Purchase and Servicing Agreement is hereby amended by deleting the existing subsection in its entirety and replacing it with the following sentence:

(xxix) Payment Terms.

The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest,(provided that with respect to Adjustable Rate Mortgage Loans, the installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, and with respect to all Mortgage Loans, interest is calculated and payable in arrears) sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from origination and once the amortization period starts, payments are calculated to fully amortize by maturity. No Adjustable Rate Mortgage Loan converts, pursuant to the terms of the related Mortgage Note, from having interest accrue on the principal amount thereof based on an adjustable rate to having interest accrue based on a fixed rate, and no Mortgage Loan has a shared appreciation or other contingent interest feature, or permits negative amortization. The Mortgage Interest Rate for each Mortgage Loans and the Lifetime Rate Cap, each applicable Periodic Rate Cap and each applicable Interest Rate Adjustment Date for each Adjustable Rate Mortgage Loan are as set forth for such Mortgage Loan in the Mortgage Loan Schedule;

3.  Conditions Precedent. This Amendment shall become effective on August 9, 2006 (the “Amendment Effective Date”) subject to, the Purchaser having received the following documents, each of which shall be satisfactory to the Purchaser in form and substance:

(a)  this Amendment, executed and delivered by duly authorized officers of the Company and the Purchaser;

(b)  such other documents as the Purchaser or counsel to the Purchaser may reasonably request.

4.  Representations and Warranties. The Company hereby represents and warrants to the Purchaser that it is in compliance with all the terms and provisions set forth in the Existing Purchase and Servicing Agreement on its part to be observed or performed, and hereby confirms and reaffirms the representations and warranties contained in Section 3.1 of the existing Purchase and Servicing Agreement.

5.  Limited Effect. Except as expressly amended and modified by this Amendment, the existing Purchase and Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

6.  GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7.  Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

8.  Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the existing Purchase and Servicing Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

COMPANY: NATIONAL CITY MORTGAGE CO.

By:
Name: Title:

PURCHASER: GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership By: Goldman Sachs Real Estate Funding Corp., a New York corporation, its General Partner

By:
Name: Title: